  EXHIBIT 10.1

AMENDMENT TO LETTER OF INTENT

This Amendment (this “Amendment”) is made and entered into as of April 29, 2021, by and between Instadose Pharma Corp., a corporation organized under the laws of Canada (“Instadose”), and Instadose Pharma Corp. f/k/a Mikrocoze, Inc., a Nevada corporation  (“INSD”), (collectively, the “Parties,” or each, individually, a “Party”).

WHEREAS, the Parties entered into that certain Letter of Intent, dated as of December 7, 2020 with the and the holders of a majority of the issued and outstanding shares of Instadose (the “LOI”; capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the LOI); and

WHEREAS, pursuant to the terms and provisions of the LOI, the Exclusivity provisions shall be binding for ninety (90) days; and

WHEREAS, the Parties desire to extend the Exclusivity and amend the LOI as provided in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the LOI, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Exclusivity. Notwithstanding that the parties are acting in good faith and using their respective best efforts to consummate the proposed transaction as contemplated by the LOI, the Exclusivity Period prescribed therein has expired. Accordingly, the Parties hereby agree that the Exclusivity Period is hereby extended until the earlier to occur of (i) either Party terminating the LOI and the proposed transaction by providing notice to the other Party, (ii) the consummation of the contemplated transaction and (iii) July 31, 2021.

2. The Shareholders. Notwithstanding that the LOI provides for execution and delivery of the LOI by the Shareholders, the Parties agree and acknowledge that such execution was not required, and is not required for this Amendment.

3. Miscellaneous.

a) Except as modified by this Amendment, all terms and conditions of the LOI shall remain in full force and effect and are hereby in all respects ratified and affirmed. All references in the LOI hereafter shall be deemed to refer to the LOI, as amended by this Amendment.

b) This Amendment shall be binding upon and inure to the benefit of all the Parties and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to or shall be deemed to confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

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c) In case any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Amendment will then be fully enforceable. The Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

d) This Amendment may be executed in any number of counterparts and by electronic transmission, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. An executed facsimile or electronic .pdf counterpart of this Amendment shall be deemed to be an original for all purposes.

e) This Amendment shall be governed by and construed in all respects under the laws of the State of Nevada, without reference to its conflict of laws provisions. Any right to trial by jury for any claim, action, proceeding or litigation arising out of the LOI or this Amendment is waived by the Parties. The Parties hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located in the State and County of Nevada, for any dispute related to the LOI or any of the matters contemplated hereby, consent to service of process by registered or certified mail return receipt requested or by any other manner provided by applicable law, and waive any right to claim that any action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

INSTADOSE PHARMA CORP.
By:	/s/ Grant F. Sanders
Name: Grant F. Sanders
Title: Chairman & CEO

INSTADOSE PHARMA CORP. f/k/a MIKROCOZE, INC.
By:	/s/ Terry Wilshire
Name: Terry Wilshire
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the Letter of Intent]

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EXHIBIT A

Letter of Intent

(See attached)

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